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                                  EXHIBIT 23.1

                               AUDITOR'S CONSENT

         We have issued our report dated February 12, 1999, accompanying the consolidated financial statements and schedule included in the Annual Report of Windmere-Durable Holdings, Inc. on Form 10-K for the year ended December 31, 1998. We hereby consent to the incorporation by reference of the aforementioned report in the Registration Statements of Windmere-Durable Holdings, Inc. on Form S-8.


/s/ Grant Thornton LLP
Miami, Florida
August 31, 1999